                                                                  EXHIBIT 23.1.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2001 relating to the consolidated financial statements of Gothic Energy Corporation, which appears in Chesapeake Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Tulsa, Oklahoma
April 3, 2001